CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated December 23, 2020, relating to the financial statements and financial highlights, which appears in Bancroft Fund Ltd.’s Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Other Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 14, 2021

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, www.pwc.com/us